EXHIBIT 99.1

March 19, 2009

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces Cash Dividend

Byron Center, Michigan – March 19, 2009 — OAK Financial Corporation (OKFC), the holding company for Byron Bank, announced that its board of directors declared a quarterly cash dividend of $0.22 per share. The dividend is payable April 30, 2009, to shareholders of record on April 9, 2009.

OAK Financial Corporation owns Byron Bank, which operates 14 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:
                     Patrick K. Gill, President & CEO at (616) 588-7420, or
                     James A. Luyk, Chief Operating Officer at (616) 588-7419
                     OAK Financial Corporation, Byron Center, Mich.